Exhibit 99.1
Ferguson to Acquire FloWorks for $1.6 Billion, Increasing its Total Addressable Market to $400 Billion and Expanding its Non-Residential Value-Added Capabilities
Strategic acquisition expected to:
•Add technical talent and broaden capabilities in valves, valve automation, specialty flow control solutions and service and repair offerings
•Meaningfully increase exposure to growth markets with secular tailwinds including datacenters, semiconductors, power generation and pharmaceuticals
•Drive significant revenue synergies across multiple non-residential customer groups including Industrial, Commercial Mechanical and Waterworks
•Be immediately accretive to Adjusted EPS1
NEWPORT NEWS, VA and HOUSTON, TX – Ferguson Enterprises Inc. (NYSE: FERG; LSE: FERG) announced today it has entered into a definitive agreement to acquire FWI Holdings, Inc. (“FloWorks”), a leading industrial distributor and service provider of highly technical valves and flow control solutions, from Wynnchurch Capital L.P.
The cash transaction values FloWorks at an enterprise value of approximately $1.6 billion. Ferguson expects to realize significant revenue synergies as well as certain cost synergies from network optimization, logistics and technology. The total consideration represents an acquisition multiple of approximately 10x LTM Adj. EBITDA, including expected synergies of approximately $45 million. Ferguson expects to remain within its targeted net debt to adjusted EBITDA range of 1 – 2x upon closing the transaction, as we continue to execute our capital allocation strategy.
FloWorks generated 2025 revenues of approximately $1 billion. Based in Houston, the company holds a 65+ year legacy as a leading flow control distributor with more than 60 locations in the United States and Canada serving highly technical industries including chemicals, refining, power generation, semiconductors, pharmaceuticals and datacenters. The acquisition will expand Ferguson’s specialty industrial flow control platform, adding technical depth, attractive end market and product exposure and significant recurring MRO-driven revenue.
“FloWorks strengthens our leading position in high-growth industrial end markets, while adding meaningful capabilities and geographic coverage which we can leverage across our non-residential customer groups,” said Kevin Murphy, CEO of Ferguson. "Their expert teams, technical capabilities and strong OEM brands will further enhance our ability to provide essential water solutions for the specialized professional. We welcome their associates to Ferguson and look forward to our next chapter of growth together.”
"Joining Ferguson ensures our 65+ year legacy continues with a partner that shares our commitment to customer service and operational excellence," said Scott Jackson, CEO of FloWorks. "Ferguson's scaled platform and capabilities will empower our associates to better serve our customers. This marks an exciting next chapter in FloWorks' history and provides a great home for our associates."
The transaction is expected to close in the third quarter of 2026, subject to customary conditions and regulatory approvals.

1 Before one-off transaction and integration costs

Investor Inquiries:
Pete Kennedy
Vice President Investor Relations
+1 757 603 0111
Christen Rusbarsky
Director Investor Relations
+1 443 528 2533
Media Inquiries:
Christine Dwyer
Vice President Communications and PR
+1 757 469 5813
Advisors
J.P. Morgan Securities LLC is serving as exclusive financial advisor to Ferguson. J.P. Morgan Chase Bank, N.A. is providing committed financing for the transaction. Orrick, Herrington & Sutcliffe LLP is serving as legal counsel. Kirkland & Ellis LLP is advising Ferguson on the financing for the transaction.
About Ferguson
Ferguson is North America’s largest value-added distributor of essential water and air solutions, serving specialized professionals in our $340B residential and nonresidential construction markets. We help make our customers’ complex projects simple, successful and sustainable by providing expertise and a wide range of products and services from plumbing, HVAC, appliances, and lighting to PVF, water and wastewater solutions, and more. Headquartered in Newport News, Va., Ferguson has sales of $31.3 billion (CY’25) and approximately 35,000 associates in over 1,700 locations. For more information, please visit corporate.ferguson.com.
About FloWorks
Founded in 1961, FloWorks distributes and services highly technical valves and flow control solutions. The Company operates more than 60 locations in the United States and Canada, primarily along the Gulf Coast and across the southern United States, and serves a diversified mix of attractive non-residential end markets. FloWorks is backed by more than 1,000 associates, 25 service and repair centers, and a portfolio of 15 brands.
About Wynnchurch Capital
Wynnchurch Capital, L.P., headquartered in the Chicago suburb of Rosemont, Illinois, with an affiliate in Canada, is a leading middle market private equity investment firm that has been investing in industrial businesses for more than 25 years. Wynnchurch is currently investing out of its sixth private equity fund and manages approximately $9.1 billion of assets under management. The firm's strategy is to partner with middle market companies in the United States and Canada that possess the potential for substantial growth and profit improvement. Wynnchurch specializes in recapitalizations, growth capital, management buyouts, corporate carve-outs, and restructurings. Recent exits include the sale of Labrie Environmental Group to Hiab Corporation (Nasdaq Helsinki: HIAB) in a transaction valued at approximately $1.035 billion. Recent investments include MSHS Pacific Power Group, Sterno, NABRICO Marine Products, Charter Industries, and Astro Shapes. For more information, please visit: www.wynnchurch.com.

Cautionary Note on Forward-Looking Statements
Certain information included in this announcement is forward-looking, including within the meaning of the Private Securities Litigation Reform Act of 1995, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements regarding the expected benefits of the proposed acquisition, including with respect to future financial performance and anticipated synergies; the anticipated timing of the closing of the proposed acquisition (including timing to obtain necessary regulatory approvals); and the anticipated funding for the proposed acquisition. Forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “expects,” “estimates,” “anticipates,” “expects,” “forecasts,” “guidance,” “intends,” “plans,” “projects,” “goal,” “target,” “aim,” “may,” “will,” “would,” “could” or “should” or, in each case, their negative or other variations or comparable terminology and other similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the proposed acquisition. Many factors could cause actual results to differ materially from those contained in such forward-looking statements, including but not limited to: the possibility that the proposed acquisition may not be completed on the anticipated timeline or at all, including as a result of the failure to satisfy closing conditions or to obtain required regulatory approvals; risks related to the ability to realize the anticipated benefits and synergies of the proposed acquisition, including the possibility that the expected benefits and synergies will not be realized within the expected time period or at all; the risk that the acquired business will not be integrated successfully; the ability to retain key associates of the acquired business; disruption from the proposed acquisition making it more difficult to maintain business and operational relationships; negative effects of the announcement or the consummation of the proposed acquisition on the market price of Ferguson's common stock, credit ratings or operating results or on relationships with customers, suppliers and other counterparties; costs associated with the proposed acquisition; the risk of unexpected costs or expenses resulting from the proposed acquisition; the risk of litigation and/or regulatory actions related to the proposed acquisition; and other risks and uncertainties set forth under the heading “Risk Factors” in our Transition Report on Form 10-KT for the five-month transition period ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on February 27, 2026 and in other filings we make with the SEC in the future. Therefore, you should not place undue reliance on any of these forward-looking statements.
Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.